Exhibit 99.1

Contacts:
Big 5 Sporting Goods Corporation
Charles Kirk
Sr. Vice President and Chief Financial Officer
(310) 536-0611

John Mills
Integrated Corporate Relations, Inc.
(310) 395-2215

BIG 5 SPORTING GOODS CORPORATION ANNOUNCES PRELIMINARY FISCAL 2004 FOURTH QUARTER AND FULL YEAR RESULTS

•	Record Full Fiscal Year Net Sales of $778.9 Million, up 7.8% on a Comparative 52-week basis from Fiscal 2003

•	36th Consecutive Quarter of Same Store Sales Growth

•	Announces Anticipated Restatement of Prior Financial Statements to Correct Accounting for Certain Payables

•	Declares Quarterly Cash Dividend

•	Conference Call Scheduled For Today at 2:00 p.m. (Pacific); Simultaneous Webcast at www.big5sportinggoods.com

El Segundo, CA – February 9, 2005 – Big 5 Sporting Goods Corporation (Nasdaq: BGFV) today reported preliminary financial results for the fiscal 2004 fourth quarter and full year that ended on January 2, 2005.

For the 2004 14-week fiscal fourth quarter, net sales increased by $25.8 million, or 13.4%, to $217.6 million from $191.8 million in the corresponding 13-week fourth quarter of 2003. On a comparative 13-week basis for both fiscal 2004 and 2003, net sales increased 6.0% and same store sales increased 2.6%. The 2.6% same store sales increase represented the Company’s thirty-sixth consecutive quarterly increase in same store sales over comparable prior periods and includes a 0.5% negative impact from the effect of a sales return allowance that was implemented in the fiscal third quarter of 2004. Net income for the 2004 fourth quarter increased to $11.6 million, or $0.51 per diluted share, compared with net income, as preliminarily restated, of $8.6 million, or $0.37 per diluted share, in the same period last year. Net income for the 2004 fourth fiscal quarter includes a charge of $0.8 million, net of taxes, or $0.03 per diluted share, associated with the redemption of $33.1 million principal amount of the Company’s 10.875% senior notes, and net income for the 2003 fourth fiscal quarter includes a charge of $1.2 million, net of taxes, or $0.06 per diluted share, associated with the redemption of $35.0 million principal amount of these notes.

For fiscal 2004, which included 53 weeks, net sales increased by $69.2 million, or 9.8%, to $778.9 million from $709.7 million for the corresponding 52-week fiscal year 2003. On a comparative 52-week basis for both fiscal 2004 and 2003, net sales increased 7.8% and same store sales increased 3.5%. The 3.5% same store sales increase includes a 0.4% negative impact from the effect of a sales return allowance that was implemented in the fiscal third quarter of 2004. Net income for fiscal 2004 increased to $34.2 million, or $1.50 per diluted share, compared with net income for fiscal 2003, as preliminarily restated, of $24.9 million, or $1.10 per diluted share. Net income for fiscal 2004 includes a charge of $1.3 million, net of taxes, or $0.06 per diluted share, associated with the redemption of $48.1 million principal amount of the Company’s 10.875% senior notes, and net income for fiscal 2003 includes a charge of $2.1 million, net of taxes, or $0.09 per diluted share, associated with the redemption of $55.0 million principal amount of these notes.

Steven G. Miller, Big 5’s Chairman, President and Chief Executive Officer, said, “We are pleased to report the continuation of our consistently strong performance for the fourth quarter and full year of 2004. We are particularly pleased to have achieved our fourth quarter results despite unseasonably warm and dry weather in the majority of our markets during the weeks preceding Christmas, which negatively impacted our winter categories. Our apparel category was down in the low single digits for the quarter, but that softness was more than offset by our performance in the hardgoods category, which was up in the low single digits, and our performance in the footwear category, which was up in the mid-to-high single digit range. Our ability to consistently generate significant cash flow from operations, combined with our significant borrowing capacity under our bank facility, enabled us during the fourth quarter to pay off the remaining $33.1 million of our 10.875% senior notes, which had an original principal amount of $131.0 million in 1997. We believe we are well positioned to continue our strong performance in 2005.”

Big 5’s results are preliminary because, during the course of the year-end closing process, the Company identified the need to correct prior period reconciliations of certain accounts within its accounts payable. Management has made an internal evaluation of the resulting impact and has included preliminary financial results reflecting these estimates. In addition, Big 5 and its Audit Committee are, in consultation with its independent registered public accounting firm, KPMG LLP, reviewing prior financial statements filed with the Securities and Exchange Commission to determine if any other adjustments or corrections are necessary. Big 5 has not identified any other necessary adjustments at this time.

Accounting Restatements

In the course of its annual year-end closing process, Big 5 identified an error in an account within accounts payable as reported in its financial statements. This account reflects as credits items received into inventory at Big 5’s distribution center. Credits in this accounts payable account are cleared as the Company’s receiving documentation is matched against vendor invoices or, in the case of inventory paid for by prior draws on letters of credit, commercial invoices. The process of clearing credits related to commercial invoices involves matching those credits in the accounts payable account against corresponding items, in a separate accounts payable contra–liability account, which were previously entered at the time draws were made against letters of credit.

The error occurred when certain credits in the accounts payable account related to commercial invoices were not matched on a timely basis with the corresponding letter of credit items in the contra-liability account as required by Big 5’s established accounting procedures. Certain of the Company’s accounting personnel failed to understand that, even though vendors had already been paid by prior draws on letters of credit and inventories had been properly accounted for, timely reconciliation of all related commercial invoices still was necessary for proper internal bookkeeping. This failure created unmatched credits in accounts payable for each of the Company’s 2000, 2001, 2002 and 2003 fiscal years, which were erroneously assumed to be over-accruals. These assumed over-accruals were reversed at year end and included in net income. This resulted in an understatement of accounts payable and an overstatement of net income, as well as a corresponding overstatement of stockholders’ equity, for each of these periods.

As a result, Big 5’s management and its Audit Committee have recommended, and its Board of Directors has approved, the review and restatement of its financial statements for fiscal 2001, 2002 and 2003. The accompanying preliminary financial statements include adjustments that resulted from changes to address the matters described above. The expected impact on net income is $1.2 million for 2001, $2.1 million for 2002 and $1.4 million for 2003. The attached preliminary financial statements are being reviewed by the Company and its independent registered public accounting firm and could change. Accordingly, investors are cautioned not to rely on the Company’s historical financial statements for such periods.

These non-cash adjustments of net income do not have any impact on:

•	the Company’s previously reported net sales or same store sales;

•	the Company’s previously reported assets, including cash;

•	the Company’s previously reported cash flows from operating activities; or

•	the Company’s compliance with financial covenants contained in its bank credit agreement.

Additionally, the Company anticipates a refund or credit of approximately $3.2 million attributable to an over-payment of income taxes for the affected periods.

“While our prior fiscal year 2004 full year and fourth quarter guidance was impacted by $0.06 per share, these accounting adjustments do not affect the Company’s underlying business or business prospects,” explained Charles Kirk, Big 5’s Senior Vice President and Chief Financial Officer. “We have corrected our internal controls associated with these accounting adjustments. Further, as all public companies are doing at this time, we are in the process of completing a full review of our internal controls as dictated by Sarbanes-Oxley requirements. Management brought this situation to the attention of the Audit Committee of the Company’s Board of Directors as soon as it became aware of it and its potential effect on the Company’s financial statements, and is working with the Audit Committee and KPMG LLP, to review those effects and to take appropriate corrective action. We anticipate the review of this matter will be concluded promptly and permit a timely filing of our Annual Report on Form 10-K for fiscal 2004.”

Declaration of Quarterly Cash Dividend

Big 5 also announced that its Board of Directors has voted to declare a cash dividend, at an annual rate of $0.28 per share of outstanding common stock. The next quarterly dividend, of $0.07 per share, will be paid on March 15, 2005, to stockholders of record as of March 1, 2005.

Store Openings

During the fiscal 2004 fourth quarter, Big 5 opened 11 new stores, including three each in Arizona, California and Colorado, and one each in New Mexico and Utah. These openings brought the Company’s year-end store count to 309 versus 293 at the end of fiscal 2003. The Company anticipates opening between 16 and 20 stores in fiscal 2005.

EPS Guidance

Big 5 expects to realize same store sales growth in the low single-digit range for the first fiscal quarter of 2005, resulting in earnings per diluted share in the range of $0.32 to $0.35. For the 2005 fiscal year, the Company currently expects to realize same store sales growth in the low single-digit range, resulting in earnings per diluted share of $1.70 to $1.80. This full-year guidance excludes $0.09 per diluted share associated with expenses related to the Company’s transition to its new distribution center, most of which are expected to be incurred in the third and fourth quarters of fiscal 2005. The Company now anticipates total capital expenditures for its new distribution center to be approximately $22.5 million, of which $8.2 million has been expended through fiscal 2004.

Conference Call Information

Big 5 will host a conference call and audio webcast today at 2:00 p.m. (Pacific) to discuss financial results for the quarter and full year ended January 2, 2005. The webcast will be available at www.big5sportinggoods.com and archived for three months.

About Big 5 Sporting Goods Corporation

Big 5 is a leading sporting goods retailer in the western United States, operating 309 stores in 10 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods and economic conditions in general. Those and other risks are more fully described in Big 5’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed on March 12, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 26, 2004. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

# # #

FINANCIAL TABLES FOLLOW

BIG 5 SPORTING GOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Preliminary and Unaudited)
(in thousands, except earnings per share data)

		As Previously	As Preliminarily
		Reported	Restated
	14 Weeks Ended	13 Weeks Ended	13 Weeks Ended
	January 2,	December 28,	December 28,
	2005	2003	2003
Net sales	$217,595	$191,823	$191,823
Cost of goods sold, buying and occupancy	139,767	121,554	123,849

Gross profit	77,828	70,269	67,974

Selling and administrative	52,839	46,807	46,807
Depreciation and amortization	3,306	2,784	2,784

Operating income	21,683	20,678	18,383
Premium and unamortized financing fees related to redemption of debt	1,275	1,901	1,901
Interest expense, net	1,639	2,661	2,661

Income before income taxes	18,769	16,116	13,821
Income tax	7,164	6,189	5,269

Net income	$11,605	$9,927	$8,552

Earnings per share:
Basic	$0.51	$0.44	$0.38

Diluted	$0.51	$0.43	$0.37

Shares used to calculate earnings per share:
Basic	22,674	22,664	22,664

Diluted	22,811	22,832	22,832

BIG 5 SPORTING GOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Preliminary and Unaudited)
(in thousands, except earnings per share data)

		As Previously	As Preliminarily
		Reported	Restated
	53 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended
	January 2,	December 28,	December 28,
	2005	2003	2003
Net sales	$778,905	$709,740	$709,740
Cost of goods sold, buying and occupancy	497,346	453,814	456,109

Gross profit	281,559	255,926	253,631

Selling and administrative	204,471	186,798	186,798
Depreciation and amortization	11,672	10,412	10,412

Operating income	65,416	58,716	56,421
Premium and unamortized financing fees related to redemption of debt	2,067	3,434	3,434
Interest expense, net	6,841	11,405	11,405

Income before income taxes	56,508	43,877	41,582
Income tax	22,249	17,587	16,667

Net income	34,259	26,290	24,915

Earnings per share:
Basic	$1.51	$1.16	$1.10

Diluted	$1.50	$1.16	$1.10

Shares used to calculate earnings per share:
Basic	22,669	22,651	22,651

Diluted	22,792	22,753	22,753

BIG 5 SPORTING GOODS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Preliminary and Unaudited)
(in thousands, except earnings per share data)

	As Previously Reported		As Preliminarily Restated
	52 Weeks Ended		52 Weeks Ended
	December 29,	December 30,	December 29,	December 30,
	2002	2001	2002	2001
Net sales	$667,469	$622,481	$667,469	$622,481
Cost of goods sold, buying and occupancy	429,858	407,679	433,405	409,784

Gross profit	237,611	214,802	234,064	212,697

Selling and administrative	174,868	160,044	174,868	160,044
Litigation settlement	—	2,515	—	2,515
Depreciation and amortization	9,966	10,031	9,966	10,031

Operating income	52,777	42,212	49,230	40,107
Premium and unamortized financing fees related to redemption of debt	4,557	(2,662)	4,557	(2,662)
Interest expense, net	15,825	19,629	15,825	19,629

Income before income taxes	32,395	25,245	28,848	23,140
Income tax	13,313	10,280	11,855	9,423

Net income	19,082	14,965	16,993	13,717
Redeemable preferred stock dividends and redemption premium	7,999	7,284	7,999	7,284

Net income available to common stockholders	$11,083	$7,681	$8,994	$6,433

Earnings per share:
Basic	$0.60	$0.54	$0.49	$0.45

Diluted	$0.57	$0.48	$0.46	$0.40

Shares used to calculate earnings per share:
Basic	18,358	14,247	18,358	14,247

Diluted	19,476	16,090	19,476	16,090

BIG 5 SPORTING GOODS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)
(in thousands)

		As Previously	As Preliminarily
		Reported	Restated
	January 2,	December 28,	December 28,
	2005	2003	2003
Assets
Current assets
Cash	$6,746	$9,030	$9,030
Merchandise inventory	191,881	179,555	179,555
Other current assets	12,251	16,539	16,539

Total current assets	210,878	205,124	205,124

Property and equipment, net	57,838	46,952	46,952
Other long-term assets	19,895	19,949	19,949

Total assets	$288,611	$272,025	$272,025

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$82,757	$76,004	$84,788
Accrued expenses	55,209	54,717	51,147

Total current liabilities	137,966	130,721	135,935

Deferred rent	11,662	11,654	11,654
Long-term debt	81,335	99,686	99,686

Total liabilities	230,963	242,061	247,275

Net stockholders’ equity	57,648	29,964	24,750

Total liabilities and stockholders’ equity	$288,611	$272,025	$272,025

BIG 5 SPORTING GOODS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)
(in thousands)

	As Previously Reported		As Preliminarily Restated
	December 29,	December 30,	December 29,	December 30,
	2002	2001	2002	2001
Assets
Current Assets
Cash	$9,441	$7,865	$9,441	$7,865
Merchandise inventory	169,529	163,680	169,529	163,680
Other current assets	11,442	9,698	11,442	9,698

Total current assets	190,412	181,243	190,412	181,243

Property and equipment, net	45,104	42,650	45,104	42,650
Other long-term assets	22,459	29,990	22,459	29,990

Total assets	$257,975	$253,883	$257,975	$253,883

Liabilities and Stockholders’ Equity (Deficit)

Accounts payable	$67,937	$62,307	$74,426	$65,249
Other accrueds	49,708	52,643	47,058	51,451
Deferred rent	11,525	11,096	11,525	11,096
Long-term debt	125,131	153,351	125,131	153,351

Total liabilities	254,301	279,397	258,140	281,148

Preferred stock	—	58,911	—	58,911
Net stockholders’ equity(deficit)	3,674	(84,425)	(165)	(86,175)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$257,975	$253,883	$257,975	$253,883